DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.**

Ľahbó Financial Group, Inc.
Name of *merging* entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of *merging* entity

Jurisdiction
Entity type *

Name of *merging* entity

Jurisdiction
Entity type *

Name of *merging* entity

Jurisdiction
Entity type *

and,
Micro Interconnect Technology, Inc.
Name of *surviving* entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: ______________________

c/o: ______________________

____

____

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from :

Lanbo Financial Group, Inc.
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

Micro Interconnect Technology, Inc.
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

Important: Read attached instructions before completing form. **ABOVE SPACE IS FOR OFFICE USE ONLY**

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is "Lanbo Financial Group, Inc."

6) Location of Plan of Merger (check a or b):

_x_ (a) The entire plan of merger is attached;

or,

____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** ____________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Lanbo Financial Group, Inc.
Name of *merging* entity

Signature	Title	Date
/s/ Xiao Genxiang	President	11 / 10 / 04

Name of *merging* entity

Signature	Title	Date
		/ /

Name of *merging* entity

Signature	Title	Date
		/ /

Name of *merging* entity

Signature	Title	Date
		/ /

Micro Interconnect Technology, Inc.
Name of *surviving* entity

Signature	Title	Date
/s/ Xiao Genxiang	President	11 / 10 / 04

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

PLAN OF MERGER

***************

PLAN OF MERGER (“Agreement”), dated this 10th day of November 2004, pursuant to Section 92A.180 of the Nevada General Corporation Law, by and between Lanbo Financial Group, Inc., a Nevada corporation (“Lanbo”) and Micro Interconnect Technology, Inc., a Delaware corporation (“MITR”).

WITNESSETH that:

WHEREAS, Lanbo is the wholly-owned subsidiary of MITR;

WHEREAS, MITR desires to merge Lanbo into itself;

NOW THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST:  MITR hereby merges into itself Lanbo and Lanbo shall be merged into MITR, which shall be the surviving corporation.

SECOND: The Articles of Incorporation of MITR shall be amended to change the corporate name to Lanbo Financial Group, Inc. and remain the Articles of Incorporation of the surviving corporation.

FOURTH: Each share of common stock of Lanbo, which shall be issued and outstanding on the effective date of this Agreement, shall cease to exist and any certificate representing such shares shall be cancelled.

FIFTH: The terms and conditions of the merger are as follows:

(a)  The bylaws of MITR as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b)  The directors and officers of MITR shall continue in office until the next annual meeting of directors and stockholders and until their successors are selected.

(c)  The merger shall become effective upon filing of the Articles of Merger with the Secretary of State of Nevada.

(d)  Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Lanbo shall be transferred to, vested in, and devolve upon MITR without further act or deed and all property, rights, and every other interest of Lanbo, shall be as effectively the property of MITR as they were of Lanbo. Lanbo hereby agrees from time to time, as and when requested by MITR or by its successors or assigns, to execute and deliver or cause to be taken, such further or other action as MITR may deem necessary or desirable in order to vest in and confirm to MITR title to and possession of any property of Lanbo acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the interest and purposes hereof, and the proper officers and directors of MITR are fully authorized in the name of Lanbo to take such action.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused this Agreement to be executed by each party hereto as the respective act, deed and agreement of each of said corporations, on this 10th day of November 2004.

LANBO FINANCIAL GROUP, INC.

By: /s/ Xiao Genxiang
Xiao Genxiang, President

MICRO INTERCONNECT TECHNOLOGY, INC.

By: /s/ Xiao Genxiang
Xiao Genxiang, Chief Executive Officer